Exhibit 10.1

THIS NOTE IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY. THIS NOTE REPRESENTS A DEBT OBLIGATION OF THE BORROWER AND NOT AN EQUITY INTEREST.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAW. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE NOTE UNDER THE SECURITIES ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR IN A TRANSACTION NOT SUBJECT THERETO.

***$2,800,000***	Honaker, Virginia June 27, 2012

CONVERTIBLE NOTE DUE 2012

(EXTENSION)

NEW PEOPLES BANKSHARES, INC., a Virginia corporation (“Borrower”), for value received, hereby promises to pay to B. Scott White, or his registered assigns (“Holder”), in the manner provided in Article II of this Note, the principal sum of TWO MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($2,800,000), on December 31, 2012. This Note represents an extension and consolidation of the indebtedness evidenced by the Convertible Note due 2011 dated December 29, 2010, by the Convertible Note due 2011 dated March 15, 2011, and by the Convertible Note due June 30, 2012 dated December 21, 2011 (“Prior Notes”) which are cancelled.

I.	DEFINITIONS

“Business Day” means each Monday, Tuesday, Wednesday, Thursday, or Friday that is not a day on which banking institutions in the Commonwealth of Virginia are authorized or obligated by law, executive order or regulation to remain closed.

“Interest Payment Date” means the Stated Maturity.

“Base Rate” means, at any time, the rate of interest per annum most recently published at the time of determination as the “Prime Rate” in the “Money Rates” section of The Wall Street Journal. The Base Rate shall be a variable rate of interest and shall change as and when there occurs a change in such published Prime Rate, from time to time. A change in the Base Rate resulting from a change in the published Prime Rate shall be effective as of the opening of the Business Day, on the Business Day next following. In the event The Wall Street Journal ceases to publish a Prime Rate, the Prime Rate for purposes of determining the Base Rate hereunder shall be a rate of interest reasonably selected by the Borrower as a rate of interest published by a third party which is as comparable as reasonably possible to the Prime Rate previously published by The Wall Street Journal.

“Common Stock” means the common stock ($2.00 par value) of the Borrower.

“Conversion” has the meaning set out in Article IV.

“Conversion Amount” has the meaning set out in Article IV.

“Conversion Date” means any date that is specified by the Borrower in a Conversion Notice given to the Holder as described in Article IV on which it will convert all of the principal balance and all accrued interest on the Conversion Date on this Note to Common Stock (or such lesser amount of principal and accrued interest as may be converted into the maximum number of shares of Common Stock which Holder is on the Conversion Date entitled or qualified to own lawfully under applicable federal and state law), as provided in Article IV ($2.00).

“Conversion Notice” has the meaning set out in Article IV.

“Conversion Shares” has the meaning set out in Article IV.

“Event of Default” has the meaning set out in Article VIII.

“Market Value” has the meaning set out in Article IV.

“Note” means this Note, as amended from time to time, and any replacement therefor issued pursuant to Article IV or VI hereof.

“Offering” has the meaning set out in Article IV.

“Person” means any individual, corporation, partnership, association, joint venture, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Redemption Date” means any date that is specified by the Borrower in the Redemption Notice given to the Holder as described in Article VI on which it will redeem or prepay, in whole or in part, the principal amount of the Note prior to its Stated Maturity.

“Redemption Notice” has the meaning set out in Article VI.

“Stated Maturity” means December 31, 2012, which is the date on which the principal amount of the Note, if not sooner paid, is due and payable in full.

II.	PAYMENT OF PRINCIPAL AND INTEREST

If not sooner paid as provided herein or converted, the Borrower promises to pay the outstanding principal amount of the Note and all accrued interest thereon to the Holder at its Stated Maturity.

The Borrower shall pay interest to the Holder on the unpaid or unconverted principal amount of the Note at a variable rate per annum equal to the Base Rate which interest rate shall vary as and when the Base Rate varies without notice to any Person. Accrued but unpaid interest on the Prior Notes and on this Note shall be paid on such Redemption Date. Interest will be computed on the basis of the actual number of days in any year or other period. No interest shall accrue on principal converted into Common Stock on and after the Conversion Date.

III.	METHOD OF PAYMENT

The Borrower will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of all debts, public and private. Principal and interest may be paid by check mailed to the Holder at the Holder’s registered address; provided, that all payments with respect to which the Holder has given wire transfer instructions to the Borrower will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holder.

IV.	CONVERSION OF NOTE

Section 4.01. Conversion. To the extent and in the manner hereinafter set forth in this Article IV, the indebtedness represented by the Note and the payment of the principal of and interest on the Note is a general, unsecured obligation of the Borrower, is not subject to any sinking fund, and on or before Stated Maturity as hereinafter provided and subject to any required regulatory approvals shall be converted (the “Conversion”) as part of or in conjunction with the first to occur of a private placement or registered or public offering of the Common Stock commenced or continuing while this Note is outstanding (“Offering”) (or may at the option of the Borrower be converted at Stated Maturity in the event there has been no Offering prior to the Stated Maturity) to that number of shares of Common Stock equal to Conversion Amount divided by the Market Value per share of the Borrower’s Common Stock ($2.00 par value) as provided in Section 4.02. For purposes hereof the “Market Value” shall be: (1) the value per share at which the Common Stock is being offered in an Offering when the Conversion Notice is given as required by Section 4.02; or (2) the value per share established by the Borrower’s Board of Directors, if all or any portion of the indebtedness has not been converted prior to Stated Maturity as required in connection with an Offering if the Borrower elects to convert as provided in Section 4.02 at or prior to Stated Maturity.

Section 4.02. Conversion Notice. If there is an Offering prior to Stated Maturity, the Borrower shall convert the maximum amount of the indebtedness evidenced hereby into the number of shares of Common Stock as to which Holder shall then be entitled or qualified to acquire and own lawfully under applicable state and federal law, and the Holder shall be entitled to the same rights and benefits in connection with the Conversion on the same terms as are provided to purchasers of the Common Stock in such Offering, including but not limited to warrants. If there is no such Offering or if the entire indebtedness evidenced by this Note cannot be converted in the Offering fully into shares of Common Stock as a result of the failure of the

Borrower to qualify to own or acquire such shares lawfully, the Borrower may elect to convert at the Stated Maturity the maximum amount of the unpaid principal and the accrued interest on this Note to its Common Stock into the number of shares as to which Holder shall then be entitled or qualified to acquire and own lawfully under applicable state and federal law. In either case, Borrower shall furnish to the Holder at least seven (7) days but not more than thirty (30) days before the Conversion Date (which shall be the Stated Maturity in the event of optional conversion hereunder or in the case of mandatory conversion, a date in the Offering when shares may be issued as part of the Offering, regardless of whether any shares are issued) a notice (“Conversion Notice”) setting forth the Conversion Date, the amount of principal and accrued interest to be converted (“Conversion Amount”) the number of whole shares of Common Stock (“Conversion Shares”) into which such principal and interest is to be converted pursuant to Section 4.01 and, if in connection with an Offering, any other rights or benefits to which the Holder is entitled. On the Conversion Date, the Borrower shall issue to the Holder a certificate for the Conversion Shares, and remit any balance in cash to the Holder in lieu of any fractional shares and provide the other rights and benefits, if any, to which the Holder is entitled hereunder if the Conversion occurs in connection with an Offering. On the Conversion Date the Holder shall surrender this Note which shall be cancelled if the entire indebtedness has been converted into Common Stock. If less than all principal and accrued interest is converted on the Conversion Date prior to Stated Maturity, the indebtedness evidenced by this Note shall be deemed reduced by the Conversion Amount (applied first to accrued interest then to principal) and this Note shall be endorsed accordingly. If Holder fails to present this Note on any Conversion Date, Borrower shall retain possession of the certificate for the Conversion Shares until such presentation. Holder agrees to cooperate with Borrower in attempting to qualify under applicable federal and state law to acquire and own the maximum number of shares of Common Stock into which the indebtedness evidenced hereby would be otherwise convertible and to take all such actions and provide all such information as may be reasonably requested or required by applicable governmental authorities, provided Borrower pays all expenses and fees associated therewith.

V.	CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 5.01. Borrower May Consolidate, Etc., Only on Certain Terms. The Borrower covenants that it will not merge or consolidate with any other corporation or Person or sell or convey all or substantially all of its assets to any Person , except that the Borrower may merge or consolidate with, or sell or convey all or substantially all of its assets to, any other corporation, provided, that (i) either the Borrower shall be the continuing corporation, or the successor corporation (if other than the Borrower) shall be a corporation organized and existing under the laws of the United State of America or a State thereof, and such corporation shall expressly assume the due and punctual payment of the principal and interest on the Note, according to its tenor and the due and punctual performance and observance of all of the covenants and conditions of the Note to be performed by the Borrower or such successor corporation, as the case may be, and (ii) the Borrower or such successor corporation, as the case may be, shall not, immediately after such merger, consolidation, sale or conveyance, be in default in the performance of any such covenant or condition.

Section 5.02. Successor Substituted. Upon any consolidation of the Borrower with, or merger of the Borrower into, any other corporation, or any sale or conveyance of all or substantially all of the assets of the Borrower, in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Borrower is merged or to which such sale or conveyance is made shall succeed to, and be substituted for, be subject to every liability or duty hereunder of, and may exercise every right and power of, the Borrower under the Note with the same effect as if such successor corporation had been named as the Borrower herein.

VI.	REDEMPTION

As its option, the Borrower may redeem or prepay all or any portion of the principal amount of the Note for cash at any time or from time to time on or after the date of issuance at par and without payment of any premium or penalty.

If the Borrower elects to redeem or prepay the Note, in whole or in part, it shall furnish to the Holder at least 15 but not more than 60 days before the Redemption Date a notice (“Redemption Notice”) setting forth the Redemption Date and the principal amount of the Note to be redeemed or prepaid. The Holder shall be required to present the Note to the Borrower on the Redemption Date in order to be entitled to receive its payment, but, notwithstanding the failure or refusal of the Holder to present the Note to the Borrower on the Redemption Date, the Note shall be deemed to have been redeemed or prepaid on the Redemption Date to the extent provided in the Redemption Notice sent to the Holder in compliance herewith. Unless the Borrower defaults in redeeming the Note, in whole or in part, as provided in its Redemption Notice, on the Redemption Date, interest on the Note to the extent it is deemed to have been redeemed or prepaid will cease to accrue on the Redemption Date, whether or not the Note is presented for payment. Upon surrender of the Note for partial redemption, the Borrower shall issue a new note equal in principal amount to the unredeemed or unprepaid portion of the Note. Any amount not paid by the Borrower to the Holder on a Redemption Date as a result of the Holder’s failure or refusal to present the Note to the Borrower shall be held by the Borrower and shall be paid when the Note is so presented by the Holder.

In the case of any redemption or prepayment in full, the Borrower’s payment to the Holder on the Redemption Date shall include interest, if any, accrued on the Note but unpaid.

VII.	AMENDMENT, WAIVER

The Note may be amended, and any past default or Event of Default and its consequences may be waived, only with the written consent of the Holder; provided, that the Borrower may amend the Note without the written consent of the Holder to evidence the succession of another Person to the Borrower and the assumption by such successor of the covenants of the Borrower contained in the Note.

VIII.	DEFAULTS AND REMEDIES

Section 8.01. Events of Default. An “Event of Default” will be deemed to have occurred if:

(a) A decree or order shall have been entered approving as properly filed a petition seeking liquidation or reorganization of the Borrower under Chapter 7 or 11 of the federal Bankruptcy Code, and if such decree or order shall have continued undischarged and unstayed for a period of 120 days; or

(b) The Borrower shall institute proceedings to be adjudicated a bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking liquidation or reorganization, under Chapter 7 or 11 of the federal Bankruptcy Code, or shall consent to the filing of any such petition.

Section 8.02. Acceleration of Maturity. If an Event of Default described in Section 8.01 above occurs and is continuing, the Borrower shall no longer have the conversion rights prescribed under Article IV and the Holder may declare the unpaid principal of, plus accrued and unpaid interest on, the Note then outstanding to be immediately due and payable, by a notice in writing to the Borrower; and upon any such declaration such principal amount and accrued interest shall become immediately due and payable.

Section 8.03. Collection of Indebtedness and Suits for Enforcement by Holder. The Borrower covenants that if default is made in the payment of the unpaid principal of the Note at the Stated Maturity thereof or upon an accelerated maturity pursuant to Section 8.02, the Borrower shall, upon demand of the Holder, pay to it, the amount then due and payable on the Note for principal and/or interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate or rates prescribed therefor in the Note.

If the Borrower fails to pay such amounts forthwith upon such demand, the Holder may institute a judicial proceeding for the collection of the sums so due and unpaid, together with such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Holder’s legal counsel, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Borrower or any other obligor upon the Note and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Borrower or any other obligor upon the Note, wherever situated.

IX.	LIMITED RIGHT OF ACCELERATION; WAIVER OF RIGHT OF OFFSET

Payment of the principal amount of the Note may be accelerated only in the case of the Event of Default described in Section 8.01 above. Payment of the Note may not be accelerated upon a default in the payment of principal of or interest on the Note, or a default in the performance of any covenant or agreement in the Note. In the event of a default in the payment of principal or interest, the Holder may, subject to the terms hereof, seek to enforce payment only of any principal or interest then due.

X.	MAINTENANCE OF STATUS AS INSURED DEPOSITORY INSTITUTION

The Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect its subsidiary bank’s status as an insured depository institution and do or cause to be done all things necessary to insure that all deposit accounts are insured by the Federal Deposit Insurance Corporation or any successor organization up to the maximum amount permitted by 12 U.S.C. Section 1811 et seq. and the regulations thereunder or any succeeding federal law, except as to individual accounts or interest in employee benefit plans that are not entitled to “pass-through” insurance under 12 U.S.C. Section 1821(a)(1)(D).

XI.	GOVERNING LAW

THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID COMMONWEALTH WITHOUT REGARD TO THE CONFLICTS OF LAWS AND RULES THEREOF.

IN WITNESS WHEREOF, the undersigned has caused the Note to be duly executed under its corporate seal by its undersigned officer thereunto duly authorized.

NEW PEOPLES BANKSHARES, INC.

By:	/S/ C. TODD ASBURY

Name:	C. Todd Asbury

Title:	EVP & CFO